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Exhibit 10.15

AMENDMENT TO THE
BREITBURN ENERGY COMPANY L.P. LONG TERM INCENTIVE PLAN

        This Amendment (this "Amendment") to the BreitBurn Energy Company L.P. Long Term Incentive Plan (the "Plan") was adopted on June 28, 2006 by the Board of Directors of Pro GP Corp. ("Pro GP"), acting in its capacity as the Administrator of the Plan and as General Partner of BreitBurn Energy Company L.P. (the "Partnership").

RECITALS

        A.    The Board of Directors of Pro GP (the "Board") deemed it advisable to amend the Plan, effective as of June 28, 2006.

        B.    Pursuant to Section 11 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations.

AMENDMENT

        1.     Effective as of June 28, 2006, Section 5(c) of the Plan is amended in its entirety to read as follows:

  "(c)
  Payment Dates and Adjustment of Awards

  (ii)
  Restricted Awards ("RTU's")—Subject to the provisions of this Section 5, with respect to any Restricted Award granted to a Grantee, the amounts payable and the Payment Dates shall be determined as follows:

  (1)
  a cash amount equal to the Current Market Price multiplied by 1/3 of the number of the Incentive Units awarded pursuant to such Restricted Award shall be paid to the Grantee on the first anniversary of the date upon which such Restricted Award is granted to the Grantee or such other date as may be specified by the Administrator and set forth in a written agreement with the Grantee; and

  (2)
  a cash amount equal to the Current Market Price multiplied by 1/2 of the remaining Incentive Units awarded pursuant to such Restricted Award, shall be paid to the Grantee on the second anniversary of the date upon which such Restricted Award is granted to the Grantee or such other date as may be specified by the Administrator and set forth in a written agreement with the Grantee; and

  (3)
  a cash amount equal to the Current Market Price multiplied by the remaining Incentive Units awarded pursuant to such Restricted Award, shall be paid to the Grantee on the third anniversary of the date upon which such Restricted Award is granted to the Grantee or such other date as may be specified by the Administrator and set forth in a written agreement with the Grantee; provided, however, that;

  a.
  in the event of any Takeover Bid Transaction prior to the Payment Date determined in accordance with the above provisions of this Section 5(c)(i), the Payment Date in respect of such Restricted Awards that have not yet been paid as of such time shall be the earlier of (i) the Payment Date determined in accordance with the above provisions, and (ii) the date which is immediately prior to the date upon which a Takeover Bid Transaction is completed; and

        b.
        immediately prior to each Payment Date, the number of Incentive Units upon which the amount of the Restricted Award is based shall be adjusted by multiplying such number by the Adjustment Ratio in effect as of the tenth trading day preceding each such Payment Date.

    (iii)
    Performance Awards ("PTU's")—Subject to the provisions of this Section 5, with respect to any Performance Award, the cash amount payable shall be the Current Market Price multiplied by the number of Incentive Units awarded pursuant to the Performance Award, and the Payment Date shall be the third anniversary of the date upon which such Performance Award is granted to the Grantee or such other date as may be specified by the Administrator and set forth in a written agreement with the Grantee; provided, however, that:

      a.
      in the event of any Takeover Bid Transaction prior to the Payment Date determined in accordance with the above provisions of this Section 5(c)(ii), the Payment Date in respect of such Performance Awards that have not yet been paid as of such time shall be the earlier of (i) the Payment Date determined in accordance with the above provisions, and (ii) the date which is immediately prior to the date upon which a Takeover Bid Transaction is completed; and

      b.
      immediately prior to the Payment Date, the number of Incentive Units upon which the amount of the Performance Award is based shall be adjusted by multiplying such number by (1) the Adjustment Ratio in effect as of the tenth trading day preceding such Payment Date and (2) the Payout Multiplier applicable to such Performance Award.

      Notwithstanding any other provision of this Plan, but subject to the limits described in Sections 4 and 5(a) hereof and any other applicable requirements of any regulatory authority, the Board hereby reserves the right to make any additional adjustments to the amounts payable pursuant to any Performance Award if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan."

        2.     Effective as of June 28, 2006, Section 5(d)(ii) of the Plan is amended in its entirety to read as follows:

    "(ii)
    Termination not for cause—If a Grantee ceases to be a Service Provider as a result of being terminated other than a termination for cause,

    (2)
    effective as of the date notice is given in respect of such termination (the "Notice Date") and notwithstanding any other severance entitlements or entitlement to notice or compensation in lieu thereof, any amounts which would otherwise have become payable the Grantee under Performance Awards had the Grantee remained employed as a Service Provider on the Payment Date as determined in Section 5(c)(ii) shall be adjusted downward and pro-rated based on the length of time the Grantee was employed as a Service Provider during the vesting period commencing on the date of the grant of the Performance Award and ending on the third anniversary thereafter (or such other Payment Date as may be specified by the Administrator and set forth in a written agreement with respect to such Performance Award); and the Payment Date in respect of such pro-rated amount shall be the termination date. Subject to the foregoing, all rights to receive any amounts under Performance Awards shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any Performance Awards or compensation in lieu thereof after the Notice Date; and

      (3)
      effective as of the termination date, the Grantee shall be entitled to receive the pro-rated amount of any Restricted Award previously granted to the Grantee which would otherwise have become payable to the Grantee during the year in which the Grantee ceased to be a Service Provider, pro-rated based on the length of time the Grantee was employed as a Service Provider during the year in which that portion of the Restricted Award would otherwise have been payable to the Grantee, and the Payment Date in respect of such pro-rated amount shall be the termination date. Subject to the foregoing, all rights to receive amounts under Restricted Awards shall be forfeited by the Grantee."

        3.     Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

        4.     Except as otherwise expressly set forth in this Amendment, the Plan remains in full force and effect in accordance with its terms.

        5.     This Amendment shall be governed by and construed in accordance with the laws in force in the state of California, without regard to that state's conflict-of-laws rules.

        I hereby certify that this Amendment was duly adopted by the Board on June 28, 2006.

        Executed this 28th day of September, 2006.

BREITBURN ENERGY COMPANY L.P.
By:	PRO GP CORP.
Its:	General Partner
	By:	/s/ RANDALL J. FINDLAY
	Name:	Randall J. Findlay
	Title:	President

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AMENDMENT TO THE BREITBURN ENERGY COMPANY L.P. LONG TERM INCENTIVE PLAN
RECITALS
AMENDMENT